UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2005

Burlington Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9971	91-1413284
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

717 Texas Avenue, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-624-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2005, Burlington Resources Inc. (the "Company") entered into the First Amendment (the "First Amendment") to the $1.5 billion Credit Agreement, dated as of July 29, 2004 (the "Credit Agreement"), among the Company, Burlington Resources Canada Ltd., and Burlington Resources Canada (Hunter) Ltd., as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Swing Line Lender and a Canadian L/C Issuer, and JPMorgan Chase Bank, N.A., as Administrative Agent, US Swing Line Lender and a US L/C Issuer. The First Amendment amends the Credit Agreement by extending the maturity date from July 29, 2009 to August 17, 2010. In addition, the First Amendment reduces the utilization fee from 12.5 basis points to 10.0 basis points and reduces the pricing as set forth in the grid attached as Schedule 1.01 to the First Amendment. A copy of the First Amendment is filed herewith as Exhibit 10.1.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report:

10.1 First Amendment, effective August 17, 2005, to the $1.5 billion Credit Agreement, dated July 29, 2004, between Burlington Resources Inc., Burlington Resources Canada Ltd., and Burlington Resources Canada (Hunter) Ltd., as Borrowers, and JPMorgan Chase Bank, as administrative agent.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Burlington Resources Inc.

August 22, 2005	By:	Frederick J. Plaeger II

Name: Frederick J. Plaeger II
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amendment, effective August 17, 2005, to the $1.5 billion Credit Agreement, dated July 29, 2004, between Burlington Resources Inc., Burlington Resources Canada Ltd., and Burlington Resources Canada (Hunter) Ltd., as Borrowers, and JPMorgan Chase Bank, as administrative agent.